United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2020

Date of Report (Date of earliest event reported)

NewHold Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 McCarty Street, Building A Houston, TX	77029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 653-0153

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	NHICU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	NHIC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NHICW	The Nasdaq Stock Market LLC

Item 3.02. Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01 Other Events

As previously disclosed on a Current Report on Form 8-K dated August 5, 2020 (the “Current Report”), NewHold Investment Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 15,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share (subject to adjustment). The Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds of $150,000,000. Pursuant to an underwriting agreement, dated July 30, 2020, by and between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters (the “Underwriters”), the Company granted the Underwriters a 45-day option to purchase up to 2,250,000 additional Units solely to cover over-allotments, if any.

As previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated a private placement (the “IPO Private Placement”) with NewHold Industrial Technology Holdings LLC, the Company’s sponsor, and certain funds and accounts managed by Magnetar Financial LLC, UBS O’Connor LLC, and Mint Tower Capital Management B.V., of 5,250,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating gross proceeds to the Company of $5,250,000.

Subsequently, on August 12, 2020, the Underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional 2,250,000 Units (the “Over-Allotment Units”) occurred on August 14, 2020. The issuance by the Company of the Over-Allotment Units at a price of $10.00 per unit resulted in total gross proceeds of $22,500,000. On August 14, 2020, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 450,000 Private Warrants (the “Over-Allotment Private Placement” and, together with the IPO Private Placement, the “Private Placements”), generating gross proceeds of $450,000. The Private Warrants issued in the Over-Allotment Private Placement were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

As of August 14, 2020, a total of $172,500,000 of the net proceeds from the sale of the Units in the IPO (including the Over-Allotment Units) and the Private Placements were deposited in a trust account established for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option and Over-Allotment Private Placement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated August 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2020

NEWHOLD INVESTMENT CORP.

By:	/s/ Kevin Charlton
Name:	Kevin Charlton
Title:	Chief Executive Officer

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